EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Central Garden & Pet Company for the quarter ended December 29, 2007 (the “Report”), I, William E. Brown, Chairman and Chief Executive Officer of Central Garden & Pet Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Report presents, in all material respects, the financial condition and results of operations of Central Garden & Pet Company.

February 7, 2008

/s/ WILLIAM E. BROWN
William E. Brown Chairman and Chief Executive Officer (Principal Executive Officer)